Exhibit 99.1

Burlington Stores, Inc. Announces

Additions to its Board of Directors

Frank Cooper III Appointed to the Board

William P. McNamara Appointed to the Board and Audit Committee

BURLINGTON, New Jersey; September 16 2014-Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced appointments to its Board of Directors ("Board"). Frank Cooper III, Chief Marketing Officer, Global Consumer Engagement for PepsiCo's Global Beverages Group and William ("Mac") McNamara, former Chairman and Chief Executive Officer of Macy's Midwest division have been appointed to the Company's Board effective immediately. Mr. McNamara will also serve on the Company's audit committee. Following this announcement, the Board will include eight members with significant experience across the financial, retail, marketing, and consumer products sectors.

Tom Kingsbury, President, CEO and Chairman of the Board, stated, "I am delighted to welcome Frank and Mac to the Burlington Stores Board adding further strength and range to our Board of Directors. Frank's proven track record in brand development and significant experience in digital and social media will be highly valuable to our Company. Equally important is Mac's deep knowledge of retail. Mac is a highly talented merchant and marketer demonstrated by his many accomplishments during his 30-year career at Federated/May Company. We will look to leverage Frank and Mac's vast experience in our ongoing efforts to capitalize on our enhanced off-price operating model. I look forward to Frank and Mac's counsel and believe both possess the leadership skills and business acumen to make significant contributions to our current Board."

Frank Cooper, III serves as Chief Marketing Officer, Global Consumer Engagement for PepsiCo's Global Beverages Group since January 2010 when he was promoted from Chief Marketing Officer, Sparkling Beverages -- PepsiCo Americas Beverages. Prior to PepsiCo, Mr. Cooper applied his marketing expertise in the Internet and Music industries. From 2003 until 2005, he was Vice President Interactive Marketing at America Online. In 1998, he Co-Founded the Internet company, Urban Box Office Networks, UBO.net. Mr. Cooper began his career in marketing at iconic music labels, including Motown and Def Jam Records. Mr. Cooper is a graduate of the Harvard Law School, where he served as the Supreme Court Editor of The Harvard Law Review. In addition, to Burlington Stores, Cooper currently serves on the boards of the American Advertising Federation (for which he was Chairman from 2009-2011) and New York-based technology start-up Flyby Media.

William P. McNamara possesses over 30 years experience in retail with two prominent department stores, Macy's/Federated and May Department Stores Company. McNamara began his career at Filene's, a division of May Department Stores, rising through the ranks of the merchandising organization. In 1998, Mr. McNamara was promoted to President of May Merchandising. In 2000, he was promoted to Vice Chairman of May Department Stores Company where he had direct responsibility for all of its department store divisions. In 2005, upon completion of the merger between Federated and May, he became Chairman and Chief Executive Officer of the company's Midwest division. In 2008, McNamara became President of Macy's Reinvent Strategies and served in that capacity through his retirement in 2009. Mr. McNamara is a graduate of Boston College. McNamara volunteers at several organizations, including Loyola Academy of St. Louis, The United Way of Greater St. Louis, and Junior Achievement of St. Louis where he participates on the Board of Directors and Advancement Committee.

About Burlington Stores, Inc.

The Company, through its wholly-owned subsidiaries, operates a national chain of off-price retail stores offering ladies', men's and children's apparel and accessories, home goods, baby products and coats, principally under the name Burlington Stores.

For more information about Burlington Stores, Inc., visit the Company's website at www.burlingtonstores.com , or the Company's Investor Relations website at www.burlingtoninvestors.com.

Investor Relations Contacts:

Robert L. LaPenta, Jr.

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin/Alison MacQuarrie

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.